NSAR ITEM 77O
                      January 1, 2000 to December 31, 2000
                             VK High Income II Trust
                               10f-3 Transactions
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

  Underwriting #        Underwriting             Purchased From         Amount of shares      % of        Date of
                                                                           Purchased       Underwriting   Purchase
         1          Focal Communications      Salomon Smith Barney           580,000         0.210%         01/07/00
                                                      DLJ
                                                      MSDW
                                                 TD Securities
                                              Banc of America Sec


         2         Level 3 Communications        Goldman Sachs               215,000         0.027%         02/24/00
                                              Salomon Smith Barney
                                                  J.P. Morgan
                                                      MSDW
                                                CS First Boston


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